Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

November 18, 2016

Penn Virginia Corporation

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton in the Registration Statement on Form S-1 (the Registration Statement) of Penn Virginia Corporation (the Company) to be filed with the United States Securities and Exchange Commission on November 18, 2016. We also consent to the use in and incorporation by reference in the Registration Statement of the estimates contained in our “Report as of December 31, 2015 on Reserves and Revenue owned by Penn Virginia Corporation” (our Report) in Part I and in the “Notes to Consolidated Financial Statements” portions of the Annual Report on Form 10-K of Penn Virginia Corporation for the year ended December 31, 2015 (the Annual Report). In addition, we hereby consent to the incorporation by reference of our letter report dated February 3, 2016 in the “Exhibits and Financial Statement Schedules” portion of the Annual Report. We further consent to specific references to DeGolyer and MacNaughton as the independent petroleum engineering firm in the Registration Statement.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716